UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 11, 2021

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, the Compensation and Talent Committee (the “Committee”) of the Board of Directors (the “Board”) of Nielsen Holdings plc (the “Company”) approved the grant of a performance stock option award (the “Special PSO Award”) to Linda Zukauckas, the Company’s Chief Financial Officer, George Callard, the Company’s Chief Legal and Corporate Affairs Officer and David Kenny, the Company’s Chief Executive Officer.

The Committee determined to grant the Special PSO Award at this time based on its desire to motivate the executive team with the new media growth agenda, align leveraged compensation to significant improvements in the value of the Company and align compensation of its executive officers with the interests of its shareholders. The Committee determined the awards were important for retention of the new executive team.

Each Special PSO Award is an option to purchase 182,260 shares of Company common stock, with a seven-year term and an exercise price equal to $26.06, the closing price of Company common stock on March 11, 2021, and is subject to both performance and time vesting requirements. The performance vesting requirement will be satisfied upon the Company’s common stock achieving a closing market price per share of at least $35.18, which is 35% above the closing price of Company common stock on March 11, 2021, for a period of at least 21 consecutive trading days before March 11, 2025 and the time vesting requirement will be satisfied on March 11, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2021

NIELSEN HOLDINGS PLC

By:	/s/ Jennifer Meschewski
Name:	Jennifer Meschewski
Title:	Secretary